                                                           Exhibit Number 23.3




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 22, 1999, (relating to the financial statements of Orion Consulting, Inc., as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, included in the Current Report on Form (8-K)
(No. 000-28840) of IMRglobal Corp.'s and to all references to our Firm included in this registration statement.

Cleveland, Ohio
September 8, 1999





                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                ARTHUR ANDERSEN LLP